Exhibit 99.1

Lawson Products Completes Strategic Combination

with TestEquity and Gexpro Services in All-Stock Transactions

Company Also Announces Amended and Restated Credit Agreement

CHICAGO—April 1, 2022-Lawson Products, Inc. (NASDAQ: LAWS) (“Lawson Products”, “Lawson” or the “Company”), today announced the completion of its strategic combination with TestEquity and Gexpro Services in all-stock merger transactions creating a specialty distribution platform under a holding company structure. Pursuant to the merger agreements, Lawson issued an aggregate of 10.3 million shares of Lawson common stock to the former owners of TestEquity and Gexpro Services, which are entities affiliated with Luther King Capital Management Corporation (“LKCM”) and J. Bryan King, the Chairman of Lawson Products. An additional 1.7 million shares of Lawson common stock remain potentially issuable to entities affiliated with LKCM and Mr. King upon meeting the conditions of certain earn-out provisions within the merger agreements. Entities affiliated with LKCM and Mr. King now own shares that represent approximately 75% of the outstanding shares of Lawson common stock.

All Lawson shares outstanding immediately before the mergers continue to remain outstanding after the combination and remain listed for trading on the NASDAQ Global Select Market under the symbol “LAWS”.

J. Bryan King, Chairman of Lawson Products commented, “We are excited to announce the completion of this strategic combination. We expect the merger of these businesses to generate significant earnings, improved cash flow and incremental value for our shareholders. The holding company structure will enable the combined companies to leverage best practices, back-office resources and technology across the platform to help drive operating efficiencies and leverage shared solutions. These best-in-class specialty distribution businesses offer high-touch, technical, value-added service delivery models for their customers, which are well-positioned for accretive acquisitions across highly fragmented markets.”

In connection with the closing of the mergers, the Company amended and restated its existing credit agreement. Lawson’s amended and restated credit agreement provides five-year facilities comprised of a $200 million senior secured revolving credit facility, a $250 million senior secured initial term loan facility and a $50 million senior secured delayed draw term loan facility for permitted acquisitions through October 1, 2022. The amended and restated credit agreement also permits Lawson to increase the facility by an additional $200 million in the aggregate, subject to, among other things, the receipt of additional commitments and meeting other conditions specified in the amended and restated credit agreement.

About Lawson Products, Inc.

Founded in 1952, Lawson Products, Inc., headquartered in Chicago, IL, sells and distributes specialty products to the industrial, commercial, institutional and government maintenance, repair and operations market. Lawson is dedicated to helping customers in the U.S. and Canada lower their total cost of operation by increasing productivity and efficiency. The combination of Lawson and Partsmaster’s Vendor Managed Inventory process and the company’s problem-solving professionals ensures customers always have the right parts to handle the job. Through The Bolt Supply House, customers in Western Canada have access to products at several branch locations. Under its Kent Automotive brand, Lawson provides collision and mechanical repair products to the automotive aftermarket. Lawson ships from several strategically located distribution centers to customers in all 50 states, Puerto Rico, Canada, Mexico, and the Caribbean.

About TestEquity

TestEquity® is a leading distributor focused on providing the largest and highest quality selection of test and measurement equipment and solutions, electronic production supplies, and tool kits from its leading manufacturer partners supporting the technology, aerospace, defense, automotive, electronics, education, and medical industries. TestEquity also designs a full line of the industry’s highest-quality environmental test chambers. Serving electronic design and test engineers as well as maintenance technicians, industrial manufacturing assembly, and the telecommunication repair community, TestEquity features more than 80,000 products from over 1,000 manufacturer brands. TestEquity continues to benefit from ubiquitous electronification of all types of products across most industries including IOT, EV, and 5G.

About Gexpro Services

Gexpro Services is a world-class global supply chain solutions provider, specializing in the development of mission critical production line management, aftermarket and field installation programs. Gexpro Services provides comprehensive supply chain management solutions, including a full technology suite offering of vendor managed inventory, kitting, global logistics management, manufacturing localization and import expertise, value engineering and quality assurance. Gexpro Services’ end-to-end project management is designed to support manufacturing OEMs with their engineered material specifications, fulfillment, and quality requirements to improve their total cost of ownership. Headquartered in Irving, TX, Gexpro Services has manufacturing and supply chain operations in over 30 Service Center sites across nine countries including key geographies in Europe, Asia, North America, South America, and the Middle East. Gexpro Services serves customers in six vertical markets, including Renewables, Industrial Power, Consumer and Industrial, Technology, Transportation, and Aerospace and Defense.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. The terms “aim,” “anticipate,” “believe,” “contemplates,” “continues,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “shall,” “should,” “strategy,” “will,” “would,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. Lawson can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and Lawson cautions readers not to place undue reliance on such statements, which speak only as of the date made. Lawson undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Certain risks associated with Lawson’s business are also discussed from time to time in the reports Lawson files with the SEC, including Lawson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Lawson’s Quarterly Reports on Form 10-Q and Lawson’s Current Reports on Form 8-K. In addition, the following factors, among others, could cause actual outcomes and results to differ materially from those discussed in the forward-looking statements: (i) whether or not the terms of the earnout provisions in either of the merger agreements will be satisfied such that Lawson would be required to issue additional shares of Lawson common stock in connection with the mergers; (ii) unanticipated difficulties or expenditures relating to the mergers; (iii) the risk that stockholder litigation in connection with the mergers results in significant costs of defense, indemnification and liability; and (iv) any problems arising in combining the businesses of Lawson, TestEquity and Gexpro Services, which may result in the combined company not operating as effectively and efficiently as expected.

Contacts:

Company Contact:

Lawson Products, Inc.

Ronald J. Knutson

Executive Vice President and Chief Financial Officer

773-304-5665

Investor Relations:

Three Part Advisors, LLC

Steven Hooser or Sandy Martin

214-872-2710